Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Cardica, Inc.

Redwood City, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 25, 2015, relating to the consolidated financial statements of Cardica, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2015.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

San Jose, California

May 4, 2016